Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Agis Industries (1983) Ltd.
Bnei Brak, Israel
      We hereby consent to the use in this Registration Statement (Form S-4) of Perrigo Company of our report dated December 19, 2004, relating to the financial statements of Agis Industries (1983) Ltd. as of December 31, 2003 and for each of the years in the three year period then ended, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Kesselman & Kesselman
Certified Public Accountants (Isr.)
Tel-Aviv, Israel
February 11, 2005